                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Plains All American Pipeline, L.P. of our report dated March 29, 1999 relating to the financial statements which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the headings "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

Houston, Texas
November 17, 1999

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Plains All American Pipeline, L.P. of our report dated April 30, 1999 relating to the financial statements of the Scurlock Permian Businesses (a division of Marathon Ashland Petroleum LLC) and our report dated April 30, 1999 relating to the financial statements of Scurlock Permian Corporation (the predecessor entity to the Scurlock Permian Businesses), which appears in the Current Report on Form 8-K of Plains All American Pipeline, L.P. dated June 28, 1999. We also consent to the reference to us under the headings "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
November 17, 1999